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                                                                    Exhibit 10T


                              SEVERANCE AGREEMENT

     This Agreement is made and entered into as of the 11th day of December, 1995 by and between Eugene D. Misukanis ("Executive") and Computer Network Technology Corporation (the "Company"), a Minnesota corporation.

     WHEREAS, Executive has resigned as the Vice President of Engineering, as an employee, and as a director of the Company; and

     WHEREAS, the parties desire to provide for certain severance payments to Executive and for the release of certain claims Executive may have against the Company, on the terms set forth herein; and

     WHEREAS, Executive is the record and beneficial holder of 287,400 shares of the Company's common stock (such shares owned by Executive as of the date hereof being referred to in this Agreement as the "Shares"),

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. SALARY AND BENEFIT CONTINUATION. Through and including December 31, 1995 the Company shall continue to pay to Executive the salary payable by the Company to Executive as of the date hereof, less withholding and other proper payroll taxes and deductions. Between January 1, 1996 and December 31, 1997, the Company shall pay to Executive the sum of $300,000 in 48 equal semi-monthly installments (less withholding and other proper payroll taxes and deductions) in accordance with the Company's payroll practices generally. From the date hereof through and including December 31, 1997, the Company shall continue to provide to Executive medical, life and dental insurance substantially similar to, and on substantially the same terms as, the Company provides such insurance to Executive as of the date hereof. The Company shall pay to Executive, in accordance with the Company's standard policies, amounts accrued for paid time off which remained unused and unforfeited as of the termination of Executive's employment.

     2. STOCK AND STOCK OPTIONS. Executive hereby forfeits all stock options granted by the Company to Executive prior to the date hereof to the extent such options have not heretofore been exercised. The Executive shall have the right to cause the Company to purchase from Executive up to 280,000 of the Shares (but not other shares of the Company's capital stock Executive may have acquired) on the last trading day in calendar year 1997 at a purchase price of $8.50 per Share; provided, however, that (i) such right shall expire and be of no force or effect with respect to 210,000 of such Shares if, for any 5 consecutive trading days between the fifth calendar day following the date hereof and the last trading day of calendar year 1997, the closing sale price per Share of the Company's common stock on the Nasdaq National Market (the "Market Value") is $8.50 or more, and (ii) such right

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shall expire and be of no force or effect with respect to the remaining 70,000 of such Shares if the Market Value of the Company's common stock is $8.50 or greater during any 5 consecutive trading days between the 90th calendar day following the date of this Agreement and the last trading day of calendar year 1997. In the event Executive is entitled and desires to exercise the rights set forth in this Section 2, he shall do so by delivering to the Company, not later than 5 days prior to the last trading day of calendar year 1997, written notice of election. Upon payment by the Company of the purchase price therefore, Executive shall deliver to the Company the certificates representing the Shares, duly endorsed for transfer or accompanied by signed assignments separate from certificate, and Executive shall execute and deliver such other instruments as may reasonably be required to evidence the transfer of the Shares and comply with applicable securities laws. In the event that, pursuant to any merger, reorganization or other transaction to which the Company is a party, the Shares are converted into any other security prior to the last trading day of calendar year 1997, the right of Executive pursuant to this Section 2 shall apply with respect to the securities into which 280,000 of the Shares are converted on the same basis as such right applies to the Shares, with the $8.50 purchase price and Market Value referenced above appropriately adjusted to reflect the corresponding values of such other securities. In the event that, pursuant to any such transaction, the Shares are converted (prior to the last trading day of calendar year 1997) into cash or the right to receive cash, the Company shall pay to Executive, on or prior to the last trading day of calendar year 1997, the difference between the per Share amount of cash received by Executive pursuant thereto and $8.50, multiplied by the number of Shares Executive would have had the right to cause the Company to purchase had such conversion not occurred and the Market Value of the Shares not increased above the price paid in the conversion. Nothing in this paragraph shall restrict Executive from selling a portion of the Shares prior to December 31, 1997, nor shall such sale(s) affect Executive's right to require the Company to purchase the balance up to 280,000 Shares.

     3. OUTPLACEMENT. The Company shall, at its sole cost and expense (up to a maximum expense of $30,000) provide to Executive the services of an outplacement advisor selected by him (with the consent of the Company, which shall not be unreasonably withheld) through December 31, 1996. The Company shall pay to Executive on December 31, 1996 one half of the amount by which the expenditures of the Company pursuant to this Section 3 are less than $30,000.

     4. OFFICE SPACE AND SECRETARIAL SUPPORT. The Company shall reimburse Executive for all expenses actually incurred by Executive in renting and maintaining an office (separate from the Company's facilities) and secretarial support for a period of two years from and after the date hereof, up to a maximum aggregate reimbursement of $1,000 per month or, if Executive so elects, the Company shall pay to Executive the sum of $12,000 (less any reimbursements previously made pursuant to this Section 4) at any time after the expiration of the rescission and revocation periods set forth in Section 8 hereof and before December 31, 1997.

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     5.  RESTRICTIVE COVENANTS.  Executive shall observe and be bound by the provisions of Article III of that certain employment agreement dated November 11, 1983 by and between the Company and Executive (the "Employment Agreement") as fully as if all of such provisions were set forth herein in their entirety, except that Paragraph 3.5 (a) of the Employment Agreement is hereby amended and restated to read, in its entirety (and included herein) as follows, and Paragraphs 3.5 (b) and 3.5(c) of the Employment Agreement are hereby deleted and not included in this Agreement.

          Section 3.5 Covenant Against Conflicting Employment. For a period of two years after the termination of Executive's employment with the Company, without the prior written consent of the Company which consent may be withheld in the Company's absolute discretion, Executive shall not, anywhere in the world, do business with any customer of the Company or render services, directly or indirectly, to any person or organization that is engaged in or about to become engaged in research on or development, production, marketing or selling of, any products, process, machine or service which resembles or competes with a product, process, machine or service in existence or under development by the Company at the time of the termination of Executive's employment with the Company upon which Executive shall have worked during his employment with the Company.

Recognizing that in the event of a breach of the covenants incorporated into this Section 5 damages at law would be inadequate, the Company shall be entitled to equitable relief, by way of restraining order or injunction, to prevent or restrain any such breach or threatened breach. In the event that a court of competent jurisdiction determines that the covenant set forth in Section 3.5 of the Employment Agreement (as incorporated herein) is unenforceable because of its length or geographic scope, such court shall reform such provision to the minimum extent necessary to make it enforceable, it being the intention of the parties that such covenant be enforced to the maximum extent permitted by law. Save and except as set forth in this Section 5, the Employment Agreement is terminated and of no further force or effect.

     6. NON-DISPARAGEMENT AND PUBLIC COMMENT. Executive shall not disparage, defame or otherwise make any statements reflecting negatively upon the Company, its products, services, research and development efforts, or employees. Without the prior written consent of the Company, for a period of two years from and after the date of this Agreement, Executive shall not answer questions from or otherwise respond to or communicate with any reporter or other representative of any newspaper, magazine or other media or publication concerning the Company, Executive's employment by the Company or the termination of such employment, except to respond "no comment" to any question or request for comment. Executive shall treat the terms and conditions of this Agreement as confidential and shall not disclose such terms to any person, except members of his immediate family, his attorneys and accountants and such other persons to whom disclosure may be required by law.

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     7.   RELEASE. Executive acknowledges that the Company denies any liability to the Executive for any violation of any legal rights of Executive and Executive acknowledges that the amounts payable to him pursuant to this Agreement constitute a substantial benefit to Executive over and above the amount to which he would otherwise have been entitled under the terms of the Company's severance policy had he not entered into this Agreement. The Company and Executive intend by this Agreement to settle any and all claims Executive has or may have against the Company arising out of or relating to the Company's employment of Executive or the termination thereof. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive, for himself, his heirs, successors and assigns, hereby releases and forever discharges the Company, its officers, employees, directors, agents, successors and assigns (the "Released Parties"), of and from any and all manner of actions, suits, claims, damages, judgments, levies and executions, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, direct or indirect, at law or in equity, that Executive ever had, has or ever can shall or may have or claim to have arising out of or relating to the employment of Executive by the Company or the termination of such employment, including, without limitation, any claims arising under or based upon the Minnesota Human Rights Act, Minn. Stat. (S)363.01; Title VII of the Civil Rights Act, 42 U.S.C. (S)2000e, et. seq.; the Americans with Disabilities Act, 42 U.S.C. (S)12101; the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et. seq.; ERISA 29 U.S.C. (S)1001 and any contract, quasi contract or tort claims with respect to such matters, whether developed or undeveloped, but excluding any claims arising under this Agreement. Executive agrees not to institute any claim for damages or equitable relief, by charge or otherwise, nor authorize any other party, governmental or otherwise, to institute any claim for damages or equitable relief, by administrative or legal proceedings against one or more of the Released Parties for any matter arising out of or relating to the employment of Executive by the Company or the termination of such employment, and Executive shall not permit himself to be a member of any class seeking relief, and will not counsel or assist in any prosecution of claims, against one or more of the Released Parties, whether on behalf of himself or others with respect to any such matter.

     8.   RESCISSION.
          ----------

          (a) Executive has been informed of his right to rescind this Agreement under Minn. Stat. Ch. 363 (prohibiting discrimination in employment) by written notice to the Company within fifteen (15) calendar days following his execution of this Agreement. To be effective, such written notice must be delivered by hand or by mail to Lewis Shender, Computer Network Technology Corporation, 605 North Highway 169, Minneapolis, Minnesota 55441, within such 15 day period. If a notice of rescission is delivered by mail, it must be: (1) postmarked within such 15-day period; (2) properly addressed to Lewis Shender as set forth above; and (3) sent by certified mail return receipt requested. It is understood that the Company will have no obligations under this Agreement in the event such notice of rescission by Executive is timely delivered.

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          (b) Executive has been informed of his right to revoke this Agreement under the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et. seq, by written notice informing the Company of his intent to revoke this Agreement within seven (7) calendar days following his execution of this Agreement. This Agreement shall not become effective or enforceable until such seven (7) day period has expired. To be effective, such written notice must be delivered by hand or by mail, to Lewis Shender, Computer Network Technology Corporation, 605 North Highway 169, Minneapolis, Minnesota 55441, within such 7-day period. If a notice of rescission is delivered by mail, it must be: (1) postmarked within such 7-day period; (2) properly addressed to Lewis Shender, Computer Network Technology Corporation, 605 North Highway 169, Minneapolis, Minnesota 55441, as set forth above; and (3) sent by certified mail return receipt requested. It is understood that the Company will have no obligations under this Agreement in the event such a notice of rescission by Executive is timely delivered.

          (c) Executive has also been informed that the terms of this Agreement shall be open for acceptance and execution by him for a period of twenty-one
(21) days during which time he may consider whether to accept this Agreement. No payments or benefits will be provided pursuant to this Agreement above until Executive executes his Agreement.

          (d) It is agreed that the payments and benefits specified in this Agreement are subject to immediate termination, suspension, or reimbursement in the event that Executive takes any action or engages in any conduct which is in violation of this Agreement, recognizing that the damages incurred by the Company in any such event would be difficult to ascertain.

     9. CONSULTATION. Between the date hereof and December 31, 1997, Executive shall consult with and provide advice to the Company to the extent reasonably requested by the Company at times reasonably accommodating to the Company's and Executive's schedules, up to 80 hours per month with all out-of-pocket expenses to be reimbursed by the Company.

    10. RETURN OF COMPANY PROPERTY. Executive will promptly return all equipment, documents and other property of the Company that he has in his possession, custody or control.

    11. PAYMENTS UPON DEATH. In the event of the death of Executive, any amounts payable pursuant to Sections 1 through 4 inclusive and Section 9 of this Agreement shall inure to the benefit of, and be payable or reimbursable to, his estate or heirs, except that the Company shall reimburse such estate or heirs for amounts owing pursuant to Sections 3, 4 and 9 hereof only with respect to expenses incurred by Executive.

    12. GOVERNING LAW. This Agreement has been entered into in the State of Minnesota and shall be governed, construed and enforced in accordance with the laws of such state, without giving effect to the conflict of laws principles thereof.

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     13.  BINDING EFFECT.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     14. ENTIRE AGREEMENt. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among them with respect thereto.

     EXECUTIVE HEREBY AFFIRMS AND ACKNOWLEDGES THAT HE HAS READ THE FOREGOING AGREEMENT AND THAT HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. EXECUTIVE FURTHER AFFIRMS THAT HE UNDERSTANDS THE MEANING OF THE TERMS OF THIS AGREEMENT AND THEIR EFFECT AND AGREES THAT THE PROVISIONS SET FORTH IN THE ENTIRE AGREEMENT ARE WRITTEN IN LANGUAGE UNDERSTANDABLE TO EXECUTIVE. EXECUTIVE REPRESENTS THAT HE ENTERS INTO THIS AGREEMENT FREELY AND VOLUNTARILY AND THAT HE HAS HAD THE OPPORTUNITY TO OBTAIN AND CONSULT WITH LEGAL COUNSEL OF HIS OWN CHOOSING. EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT RELIED UPON ANY REPRESENTATIONS BY THE COMPANY OR ITS AGENTS IN DECIDING TO SIGN OR NOT TO SIGN THIS AGREEMENT, OTHER THAN THE STATEMENTS MADE IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

                                  COMPUTER NETWORK TECHNOLOGY
                                   CORPORATION

                                  By  /s/ John A. Rollwagen
                                      ----------------------
                                    Its Director
                                       ---------


                                  /s/ Eugene D. Misukanis
                                  --------------------------
                                  Eugene D. Misukanis

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